Exhibit 99.3

The Bayou Companies, L.L.C.

and Subsidiaries

Consolidated Financial Statements

December 31, 2008

The Bayou Companies, L.L.C. and Subsidiaries

December 31, 2008

Index

Page(s)

Report of Independent Auditors	1

Consolidated Financial Statements

Balance Sheet	2

Statement of Income and Undistributed Earnings	3

Statement of Cash Flows	4

Notes to Consolidated Financial Statements	5-17

Report of Independent Auditors

To the Members of

The Bayou Companies, L.L.C.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and undistributed earnings and cash flows present fairly, in all material respects, the financial position of The Bayou Companies, L.L.C. and its subsidiaries (the “Company”) at December 31, 2008, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

June 16, 2009

The Bayou Companies, L.L.C. and Subsidiaries

Consolidated Balance Sheet

December 31, 2008

Assets
Current assets
Cash and cash equivalents	$2,475
Trade accounts receivable	22,555,414
Costs and estimated earnings in excess of billings	283,090
Inventories (Note 4)	4,211,929
Prepaid expenses and deposits on inventory	889,506
Other current assets	1,187,925

Total current assets	29,130,339

Investments in affiliated companies (Note 2)	8,399,698

Property and equipment, net (Note 3)	32,871,608

Cash value of life insurance	837,345

Other non-current assets	306,040

Total assets	$71,545,030

Liabilities and Members’ Equity
Current liabilities
Trade accounts payable	$5,298,887
Billings in excess of costs and estimated earnings (Note 4)	849,870
Accrued expenses	2,027,682
Deferred revenue	1,465,215
Notes payable (Note 5)	6,595,867
Current maturities of long-term debt (Note 6)	4,063,905
Other current liabilities	272,896

Total current liabilities	20,574,322

Long-term liabilities
Long-term debt, less current maturities (Note 6)	15,469,410
Deferred compensation (Note 7)	1,403,451
Deferred income taxes (Note 12)	70,157

Total long-term liabilities	16,943,018

Total liabilities	37,517,340

Minority interests	2,091,973

Members’ equity
Membership units - no par value; authorized - 10,000 units; issued and outstanding - 3,000 units	300
Undistributed earnings	31,935,417

Total members’ equity	31,935,417

Total liabilities and members’ equity	$71,545,030

The accompanying notes are an integral part of these to consolidated financial statements.

The Bayou Companies, L.L.C. and Subsidiaries

Consolidated Statement of Income and Undistributed Earnings

Year Ended December 31, 2008

Net sales	$124,516,301

Rental revenue	8,261,234

Total revenues	132,777,535

Cost of goods sold	104,398,487

Gross profit	28,379,048

Operating expenses	15,772,457

Operating income	12,606,591

Other income (expense)
Gain on sale of assets	434,389
Interest expense, net	(1,320,613)
Management fee income	734,769
Other	546,543

Total other income	395,088

Income before income taxes, minority interests and equity in earnings of affiliated companies	13,001,679

Income tax expense (Note 12)	1,846,031

Income before minority interests and equity in earnings of affiliated companies	11,155,648

Minority interests in income of consolidated Subsidiaries	(1,283,324)
Equity in earnings of affiliated companies	5,338,271

Net income	15,210,595

Undistributed earnings, beginning of year	23,112,821

Distributions to members	(6,387,999)

Undistributed earnings, ending of year	$31,935,417

The accompanying notes are an integral part of these to consolidated financial statements.

The Bayou Companies, L.L.C. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2008

Cash flows from operating activities
Net Income	$15,210,595
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,472,879
Gain on sale of assets	(434,389)
Minority interests in income of consolidated subsidiaries	575,763
Earnings from affiliated companies, net of distributions received	(2,575,293)
Deferred income tax expense	(49,688)
Changes in current assets and current liabilities
Receivables, net	(2,863,081)
Inventories, net	(736,326)
Prepaid expenses and other assets	113,519
Accounts payable	756,277
Accrued expenses	(1,511,703)
Deferred revenue	(2,545,957)
Deferred compensation	(211,381)
Other, net	134,840

Net cash provided by operating activities	11,336,055

Cash flows from investing activities
Capital expenditures	(5,130,270)
Net proceeds from sale of assets	468,855
Decrease in cash value of life insurance	260,722

Net cash used in investing activities	(4,400,693)

Cash flows from financing activities
Net proceeds from notes payable	58,799
Net repayments under lines of credit	(336,759)
Principal payments on long-term debt	(4,091,431)
Proceeds from issuance of long-term debt	2,871,859
Distributions to members	(6,387,999)

Net cash used in financing activities	(7,885,531)

Net decrease in cash and cash equivalents	(950,169)

Cash and cash equivalents, beginning of year	952,644

Cash and cash equivalents, ending of year	$2,475

Supplemental cash flow information
Cash paid for interest	$1,453,284
Cash paid for income taxes	2,269,002

The accompanying notes are an integral part of these to consolidated financial statements.

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

1.	Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

Nature of Business

The Bayou Companies, L.L.C. (“Bayou”) (a Louisiana Limited Liability Company) was incorporated in 1979, operates in New Iberia, Louisiana, and is engaged in the fabrication, bending and coating of pipe used in the transportation process of oil and gas. Bayou’s customers are primarily located in the gulf coast states and operate in the oil and gas industry.

Prior to the acquisition of the business and assets of Bayou by Insituform Technologies, Inc. (discussed below), Bayou’s operating agreement provided for net income and losses, tax credits, and tax preference items to be allocated to the members based on their ownership percentage.

Commercial Coating Services International, Ltd. (“CCSI”) (a Texas Limited Partnership) is an 83.5% owned subsidiary. The limited partnership agreement of CCSI terminates December 31, 2022.

CCSI Management, L.L.C. (“CCSI Management”) (a Texas Limited Liability Company) is a wholly-owned subsidiary. CCSI Management owns a 1 % interest in CCSI and is the general partner.

CCSI is engaged in the bending and coating of pipe used in the transportation process of oil and gas, and the leasing of bending and coating equipment under short-term operating leases. CCSI operates from facilities in Conroe, Texas; Bakersfield, California; and New Iberia, Louisiana. Its customers are located primarily in the United States with pipelines in the gulf coast and offshore.

Bayou Welding Works, L.L.C. (“Bayou Welding Works”) (a Louisiana Limited Liability Company) is a 51% owned subsidiary. Bayou Welding Works is engaged in the fabrication and welding of topside production equipment for the offshore industry. Bayou Welding Works also furnishes personnel and equipment for offshore construction projects as well as the manufacturing of under sea production equipment and multi-jointing of deepwater pipelines.

Acquisition

On February 20, 2009, Insituform Technologies, Inc. acquired the business and assets of The Bayou Companies, L.L.C. and its related entities and the noncontrolling interests of CCSI and Bayou Welding Works pursuant to certain agreements dated January 31, 2009. The purchase price for Bayou consisted of $127.9 million in cash. Instituform Technologies, Inc. may be required to pay up to an additional $7.5 million plus 50% of Bayou’s excess earnings if the Bayou business achieves certain financial performance targets over a three-year period. The aggregate purchase price for the noncontrolling interests of CCSI and Bayou Welding Works was $8.5 million and consisted of $4.5 million in cash, a promissory note and shares of Instituform Technologies, Inc.’s common stock.

Principles of Consolidation

The consolidated financial statements include the accounts of Bayou, CCSI, CCSI Management, and Bayou Welding Works (collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated.

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates used in preparing these consolidated financial statements include those used to determine the allowance for doubtful accounts, revenue recognized under the percentage-of-completion method on contracts in progress and accrued liabilities for self-insured medical claims.

Cash and Cash Equivalents

The Company classifies highly liquid investments with original maturities of 90 days or less as cash equivalents. Recorded book values are reasonable estimates of fair value for cash and cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company generates accounts receivable in the normal course of business. The Company grants credit to customers throughout the United States and do not require collateral to secure the accounts receivable.

Accounts Receivable

Accounts receivable are carried net of an allowance for doubtful accounts. The allowance for doubtful accounts is increased by provisions charged to expense and reduced by accounts written off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in the character and size of the balance, past and expected future loss experience and other pertinent factors. The total allowance for doubtful accounts related to these accounts receivable was $643,069 at December 31, 2008. Receivables outstanding over 90 days are considered past due. No interest is charged for past due accounts. All of the Company’s accounts receivable are pledged as collateral against corporate debt. See Note 5 and Note 6 for further information.

Accounts receivable also includes amounts for unbilled sales which reflect revenue that is earned as of the period ended but not invoiced. The amounts are derived from production reports.

Inventories

Inventories are comprised mainly of raw materials utilized in the pipe-coating and fabrication processes and are stated at the lower of cost or market. Cost is determined by the first-in, first-out (“FIFO”) method.

Investments in Affiliates

The Company evaluates all transactions and relationships with variable interest entities (“VIE”) to determine whether the Company is the primary beneficiary of the entities in accordance with FASB Interpretation No. 46R, Consolidation of Variable Interest Entities – An Interpretation of ARB No. 51 (“FIN 46R”).

The Company’s overall methodology for evaluating transactions and relationships under the VIE requirements includes the following two steps:

•	determine whether the entity meets the criteria to qualify as a VIE; and

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

•	determine whether the Company is the primary beneficiary of the VIE.

In performing the first step, the significant factors and judgments that the Company considers in making the determination as to whether an entity is a VIE include:

•

the design of the entity, including the nature of its risks and the purpose for which the entity was created, to determine the variability that the entity was designed to create and distribute to its interest holders;

•	the nature of the Company’s involvement with the entity;

•	whether control of the entity may be achieved through arrangements that do not involve voting equity;

•	whether there is sufficient equity investment at risk to finance the activities of the entity; and

•	whether parties other than the equity holders have the obligation to absorb expected losses or the right to receive residual returns.

If the Company identifies a VIE based on the above considerations, it then performs the second step and evaluates whether it is the primary beneficiary of the VIE by considering the following significant factors and judgments:

•	whether the Company’s variable interest absorbs the majority of the VIE’s expected losses;

•	whether the Company’s variable interest absorbs the majority of the VIE’s expected returns; and

•	whether the Company has the ability to make decisions that significantly affect the VIE’s results and activities.

Based on its evaluation of the above factors and judgments, the Company determined it was the primary beneficiary for its investments in CCSI and Bayou Welding Works and has fully consolidated these entities in its financial statements. Also, as of December 31, 2008, the Company held interests in VIEs for which it did not have controlling financial interests and, accordingly, was not the primary beneficiary. The Company uses the equity method to account for its interests in Bayou Coating, L.L.C. and Bayou Flow Technologies, L.L.C. (see Note 2 for additional information). There were no changes in the status of the Company’s VIE or primary beneficiary designations that occurred during the year ended December 31, 2008.

Depreciation

Depreciation of property and equipment is provided on the straight-line method over the following estimated useful lives:

Years
Buildings and yard	31 – 40
Furniture and fixtures	5 – 10
Autos and trucks	5 – 7
Machinery and equipment	5 – 15

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to its fair value. The Company did not identify any long-live assets as being impaired during the year ended December 31, 2008.

Revenue Recognition

The Company recognizes revenue as coating and bending services are completed. The Company does not take ownership of the pipe subjected to coating and bending services. The title and risk of loss associated with the pipe remains with the customer at all times. Accordingly, the customer-supplied pipes are not included in the consolidated financial statements. In some instances, upon completion of the coating services, the Company will store pipe on their property at the customer’s request for periods of several months. Title and risk of loss remain with the customer during any storage period and the only inconsequential obligation of the Company is to load the stored pipe on third party carriers when the customer requests delivery. When pipe storage is requested by the customer, the Company’s normal billing and credit terms are not modified. In these bill and hold arrangements, the Company recognizes revenue as coating services are completed.

CCSI recognizes revenue from leased equipment during the period covered by the lease agreements which can range from two weeks to in excess of one year or more.

Bayou Welding Works uses the percentage-of-completion method of recognizing profits on construction-type contracts. Estimates of percentage-of-completion are based on costs of work completed to date as a percentage of the latest estimate of total costs anticipated. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the Company’s estimates of costs and revenue will change in the near future. The revenues recognized in excess of billings are included in the consolidated balance sheet as “Costs and estimated earnings in excess of billings.” Billings in excess of revenues recognized are included in the consolidated balance sheet as “Billings in excess of costs and estimated earnings.”

Deferred Revenue

From time to time, the Company receives prepayments from certain customers and accounts for these prepayments as deferred revenue. The Company recognizes revenue on these prepayments when it is earned in accordance with revenue recognition policies.

Presentation of Sales Tax

The states and municipalities in which the Company conducts business impose a sales tax on the Company’s sales to non-exempt customers. The Company collects sales tax from customers and remits the entire amount to the appropriate governmental units. The Company’s accounting policy is to exclude the tax collected and remitted from revenue and cost of sales.

Advertising Costs

Advertising costs are charged to operations when incurred and were $177,302 for the year ended December 31, 2008.

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

Income Taxes

Bayou, CCSI Management and Bayou Welding Works are organized as Limited Liability Companies. The earnings of these entities are taxable to its members and no provision has been made for federal or state income taxes in the accompanying consolidated financial statements. Bayou is taxed as an S-Corporation and includes CCSI Management’s income on its separately filed tax return. Bayou Welding Works is taxed as a partnership and files a separate partnership return.

CCSI is taxed as a corporation and accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (“SFAS No. 109”), Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between carrying amounts and the tax bases of the assets and liabilities.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”), except as it applies to the nonfinancial assets and nonfinancial liabilities subject to FASB Staff Position (“FSP”) No. 157-2. SFAS No. 157 clarifies the definition of fair value, prescribes methods for measuring fair value, establishes a fair value hierarchy based on the inputs used to measure fair value, and expands disclosures about fair value measurements.

SFAS No. 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than quoted prices for similar assets or liabilities in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The adoption of SFAS No. 157 did not have a material impact to the Company as financial instruments subject to the requirements of SFAS No. 157 consisted only of money market investments as December 31, 2008 which were not material.

2.	Investments in Affiliated Companies

Investments are as follows:

49% Interest in Bayou Coating, L.L.C.	$8,274,053
33.3% Interest in Bayou Flow Technologies, L.L.C.	125,645

$8,399,698

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

Through February 19, 2009, the majority owners of Bayou Coating L.L.C. had an option to purchase the 49% minority interest owned by Bayou at book value at its sole discretion at any time. In connection with the acquisition of the Company by Insituform Technologies, Inc. on February 20, 2009 (see Note 1 for additional information), an agreement was reached with the majority owners of Bayou Coating L.L.C. in which their option to purchase the 49% minority interest was deferred for five years.

A summary of the financial position and results of operations of Bayou Coating, L.L.C. as of and for the year ended December 31, 2008 is as follows:

Condensed income statement information:
Net sales	$44,400,083

Gross margin	$14,642,202

Net income	$10,898,345

Company’s equity in net income of Bayou Coating, L.L.C.	$5,340,189

Condensed balance sheet information:
Current assets	$11,276,569
Noncurrent assets	9,083,452

Total assets	$20,360,021

Current liabilities	$3,186,687
Noncurrent liabilities	315,499
Members’ equity	16,857,835

Total liabilities and equity	$20,360,021

3.	Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and consists of the following:

Land	$253,899
Buildings and yard	15,754,599
Furniture and fixtures	1,142,245
Autos and trucks	765,244
Machinery and equipment	43,516,103
Construction in progress	643,424

62,075,514
Less accumulated depreciation	29,203,906

Total property and equipment, net	$32,871,608

Depreciation expense was $5,472,879 for the year ended December 31, 2008.

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

4.	Uncompleted Contracts – Bayou Welding Works

Costs and estimated earnings and billings in excess of costs and estimated billings on uncompleted contracts for Bayou Welding Works construction contracts are summarized as follows:

Costs incurred on uncompleted contracts	$4,872,237
Estimated earnings to date	1,850,240

6,722,477
Less: billings to date	(7,289,257)

$(566,780)

Included in the accompanying consolidated balance sheet under the following captions:

Cost and estimated earnings in excess of billings	$283,090
Billings in excess of costs and estimated earnings	(849,870)

$(566,780)

5.	Notes Payable

Notes payable at December 31, 2008 consists of the following:

Bayou
Note payable to bank, line of credit of $9,000,000, interest at LIBOR plus 2.00%, secured by substantially all assets, continuing guarantees of CCSI and Bayou Welding Works, and limited continuing guarantees of the managing members of Bayou	$3,324,258

Note payable to members, monthly interest at LIBOR plus 2.50%, due on demand, unsecured	2,580,024

Bayou Welding Works

Note payable to a corporation in monthly installments of $12,747 due August 2009, interest at 5.78%, unsecured	99,328

Note payable to bank, line of credit of $2,500,000, interest at LIBOR plus 2.00%, due January 2009, collateralized by substantially all assets, continuing guarantees of Bayou and CCSI, and limited guarantees of the managing members of Bayou and a member of Bayou Welding Works	592,257

$6,595,867

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

In connection with Insituform Technologies, Inc.’s acquisition of the Company (see Note 1 for additional information), substantially all of the Company’s notes payable arrangements were repaid in full and terminated.

6.	Long-Term Debt

Long-term debt at December 31, 2008 consists of the following:

Bayou
Note payable to bank, payable in monthly installments of $41,565, including interest at LIBOR plus 2.50%, due May 2009, collateralized by property and equipment and the continuing guarantee of the managing members of Bayou	$423,988

Note payable to a corporation in monthly installments of $7,858, due January 2010, non-interest bearing, collateralized by equipment	110,009

Note payable to a corporation in monthly installments of $3,658, due January 2010, non-interest bearing, collateralized by equipment	47,544

Note payable to a bank, payable in monthly principal installments of $148,810, plus interest at LIBOR plus 2.00%, due October 2014, collateralized by property and equipment, continuing guarantees of CCSI, Bayou WeldingWorks, limited guarantees of managing members of Bayou and assignment of leases	10,267,850

Note payable to a corporation in monthly installments of $3,042, due July 2011, non-interest bearing, collateralized by equipment	94,303

Note payable to a bank, payable in monthly principal installments of $18,334, plus interest at LIBOR plus 2.00%, due April 2013 collateralized by property and equipment, continuing guarantees of CCSI, Bayou Welding Works, limited guarantees of managing members of Bayou and assignment of leases	934,994

Note payable to a bank, payable in monthly principal installments of $6,666, plus interest at LIBOR plust 2.00%, due July 2013, collateralized by property and equipment, continuing guarantees of CCSI, Bayou Welding Works, limited guarantees of managing members of Bayou and assignment of leases	383,336

Note payable to an affiliated corporation, payable in monthly installments of $36,888, including interest at prime, due June 2017, collateralized by Bayou’s interest in Bayou Coating, L.L.C.	3,757,703

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

Bayou (continued)
Note payable to a corporation in monthly installments of $15,282, due January 2010, non-interest bearing, collateralized by equipment	$198,673

Note payable to a corporation in monthly installments of $11,685, due January 2010, non-interest bearing, collateralized by equipment	151,904

Note payable to an L.L.C., payable in monthly installments of $10,242, including interest at 7.75%, due January 2010, collateralized by equipment	127,262

Note payable to a corporation in monthly installments of $23,258, due December 2010, non-interest bearing, collateralized by equipment	558,191

Other	49,920

CCSI
Note payable to an individual, due September 2012, payable in monthly installments of $24,712, including interest at prime plus 1.50%, unsecured	1,067,630

Capital lease to a corporation, due July 2011, payable in monthly installments of $2,870, including interest at 5.797% collateralized by equipment	82,413

Bayou Welding Works
Note payable to a bank, due May 2012, payable in monthly installments of $6,323, including interest at prime plus 2.50%, collateralized by equipment	219,948

Note payable to a bank, due July 2014, payable in monthly installments of $7,083, including interest at prime plus 2.50% collateralized by equipment	814,585

Note payable to a bank, due February 2013, payable in monthly installments of $5,487, including interest at prime plus 2.50% collateralized by equipment	222,202

Capital lease to a corporation, due February 2011, payable in monthly installments of $823, including interest at 3.69% collateralized by equipment	20,860

19,533,315
Less current portion of long-term debt	4,063,905

$15,469,410

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

LIBOR was 1.08% at December 31, 2008. Prime was 3.25% at December 31, 2008. Interest expense was $1,452,498 for the years ended December 31, 2008.

In connection with Insituform Technologies, Inc.’s acquisition of the Company (see Note 1 for additional information), substantially all of the Company’s debt arrangements were repaid in full and terminated.

7.	Deferred Compensation

Certain members and management employees are eligible to participate in a nonqualified, unfunded, deferred compensation plan. Participants, designated by the Board of Directors, may elect annually to defer a portion of their compensation. Earnings of the deferred compensation increase the accrued liability. The Company’s liability as of December 31, 2008 related to this plan totaled $1,403,451.

Deferred compensation expense is included in operating expenses in the consolidated income statement and consists of the following as of December 31, 2008:

Participant-elected deferred compensation	$501,628
Losses on deferred compensation and participant directed investments	(667,706)

$(166,078)

8.	Leases

Bayou has several noncancelable operating leases, primarily for land, that expire over the next fourteen years. These leases generally contain renewal options for periods ranging from three to twenty years and require Bayou to pay all executory costs such as maintenance and insurance. Lease expense was $899,889 for the year ended December 31, 2008.

Future minimum rental payments are as follows:

Year Ending December 31,
2009	$810,526
2010	664,376
2011	614,412
2012	529,304
2013	412,512
Thereafter	498,914

$3,530,044

Bayou leases land from affiliated companies and related parties on a month-to-month basis. Lease expense to the affiliated companies and related parties was $60,000 for the year ended December 31, 2008.

Bayou and CCSI also lease certain properties to outside parties under noncancelable operating leases. At December 31, 2008, the approximate future minimum rental income under operating leases that have initial or remaining noncancelable terms in excess of one year are as follows:

Year Ending December 31,
2009	$795,383
2010	696,583
2011	573,783
2012	488,583
2013	488,583
Thereafter	4,819,679

$7,862,594

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

Rental income from these property leases totaled $774,623 for the year ended December 31, 2008.

9.	Retirement Plan

All employees of the Company are eligible to participate in a defined contribution plan with 401(k) provisions. Eligible employees may elect to defer up to 15% of their compensation to this plan, subject to certain statutory limitations. The Company matches 100% of the first 3% of compensation deferred. Additional contributions may be made at the discretion of the Company. The total cost of the plan was $364,254 for the year ended December 31, 2008.

10.	Self Insurance

Prior to the acquisition of the Company by Insituform Technologies, Inc. (see Note 1 for additional information), Bayou was primarily self-insured for employee group health claims. Bayou purchased group health stop-loss insurance which will reimburse Bayou for individual claims in excess of $25,000 annually or aggregate claims exceeding $1,000,000 annually.

Operations are charged with the cost of claims reported and an estimate of claims incurred but not reported. A liability for unpaid claims and the associated claim expenses, including incurred but not reported losses, is estimated and reflected in the balance sheet as an accrued liability. Total expense under the self-insured group health insurance program was $895,837 for the year ended December 31, 2008.

11.	Related Party Transactions

The Company has various transactions with entities related through common ownership. A summary of transactions from these parties is as follows:

Receivables
Bayou Coating, L.L.C.	$119,455
Bayou Flow Technologies, L.L.C.	36,052

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

Payables
Bayou Flow Technologies, L.L.C.	14,766
Bayou Coating, L.L.C.	9,487

Sales
Bayou Coating, L.L.C.	1,368,795
Cuming Insulation Corporation	2,092
Perma-Pipe, Inc.	2,891,129

Rental Income
Bayou Coating, L.L.C.	19,200
Bayou Flow Technologies, L.L.C.	48,095
Cuming Insulation Corporation	3,600
Perma-Pipe, Inc.	26,583

Management Fee Income
Bayou Coating, L.L.C.	411,600
Bayou Flow Technologies, L.L.C.	283,722

Purchases
Perma-Pipe, Inc.	13,697,651

Rent Expense
Cuming Insulation Corporation	2,712
Shea, Foote & Shea	101,712
Barbara Beyt Shea Trust	43,122
Jerry and Harriet Shea Family L.L.C.	43,122
Jerry Shea and The Estate of E.S. Shea, Jr.	43,122

12.	Income Taxes

Income tax expense represents income taxes for CCSI. Income tax expense consists of the following:

Current	$1,895,719
Deferred	(49,688)

$1,846,031

The Bayou Companies, L.L.C. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008

A reconciliation of income taxes computed at the federal statutory rate and income tax expense is as follows:

Income taxes at statutory rate	$6,281,046
State income taxes, net of federal benefit	369,473
Entities taxable to members	(4,892,800)
Other	88,312

$1,846,031

Deferred income taxes consisting of gross assets of $113,489 and gross deferred tax liabilities of $215,395 at December 31, 2008 are reflected in the consolidated financial statements as follows:

Current asset (liability)
Allowance for doubtful accounts	$15,300
Prepaid expenses	(47,050)

(31,750)

Long-term liability
Deferred Compensation	98,188
Depreciation	(168,345)

(70,157)

$(101,907)

13.	Contingencies

The Company is presently involved in certain matters arising from normal business activities. Management believes that the outcome of these activities will not have a material impact on the Company’s consolidated financial condition, results of operations or cash flows.